UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

PATAPSCO BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[PATAPSCO BANCORP, INC. LETTERHEAD]

October 6, 2008

Dear Fellow Stockholder:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Patapsco Bancorp, Inc. (the “Company”) to be held at the office of The Patapsco Bank, located at 1301 Merritt Boulevard, Dundalk, Maryland 21222 on Thursday, November 6, 2008 at 5:00 p.m., local time.

The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting, as well as a copy of the Company’s Annual Report. During the Annual Meeting, we will also report on the operations of the Company’s wholly owned subsidiary, The Patapsco Bank. Directors and officers of the Company as well as a representative of Beard Miller Company LLP, our independent registered public accounting firm, will be present to respond to any questions our stockholders may have.

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Meeting in person and, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Michael J. Dee
MICHAEL J. DEE
President and Chief Executive Officer

PATAPSCO BANCORP, INC.

1301 Merritt Boulevard

Dundalk, Maryland 21222-2194

(410) 285-1010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 6, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Patapsco Bancorp, Inc. (the “Company”) will be held at the office of The Patapsco Bank, located at 1301 Merritt Boulevard, Dundalk, Maryland 21222 on Thursday, November 6, 2008 at 5:00 p.m., local time. A proxy card and a proxy statement for the Annual Meeting accompany this notice.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of two (2) directors of the Company for terms of three years and one (1) director of the Company for a term of two years; and

2.	The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on September 26, 2008 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Whether or not you expect to be present at the Annual Meeting, please complete and sign the enclosed proxy and return it promptly in the accompanying envelope. If you do attend the Annual Meeting and wish to vote in person, you may do so even though you have voted an earlier proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Douglas H. Ludwig
DOUGLAS H. LUDWIG
Secretary

Dundalk, Maryland

October 6, 2008

IMPORTANT: YOUR VOTE IS VERY IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

OF

PATAPSCO BANCORP, INC.

1301 Merritt Boulevard

Dundalk, Maryland 21222-2194

ANNUAL MEETING OF STOCKHOLDERS

November 6, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Patapsco Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at the office of The Patapsco Bank (the “Bank”), located at 1301 Merritt Boulevard, Dundalk, Maryland 21222, on Thursday, November 6, 2008 at 5:00 pm, local time. This proxy statement and the accompanying notice and proxy card are being first mailed to stockholders of record on or about October 6, 2008.

VOTING AND REVOCABILITY OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Douglas H. Ludwig, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder’s proxy.

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted (“broker nonvotes”) will not be counted as votes cast. Proxies marked as abstentions or as broker nonvotes, however, will be treated as shares present for purposes of determining whether a quorum is present.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Stockholders of record of the Company’s common stock, $0.01 par value per share (the “Common Stock”), as of the close of business on September 26, 2008 (the “Record Date”) are entitled to one vote for each share of Common Stock then held. At the Record Date, the Company had 1,877,782 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following table sets forth, as of the Record Date certain information as to the Common Stock believed by management to be beneficially owned by persons owning in excess of 5% of the Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding
Jeffrey L. Gendell	141,385	(1)	7.53%
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
Tontine Overseas Associates, L.L.C.
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut 06830

(1)	Pursuant to a joint Schedule 13G/A filed with the Securities and Exchange Commission by Tontine Financial Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C. and Mr. Gendell on February 12, 2008. Tontine Financial Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C. and Mr. Gendell reported shared voting and dispositive power with respect to 137,392 shares, and Mr. Gendell reported sole voting and dispositive power with respect to 3,993 shares.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven members, all of whom are independent within the meaning of the Nasdaq Stock Market listing standards, except for Michael J. Dee who is not independent because he is an employee of the Company and the Bank. The Company’s Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. Two directors will be elected at the Annual Meeting to serve for three-year terms and one director will be elected at the Annual Meeting to serve for a two-year term, or until their respective successors have been elected and qualified. The nominees are Douglas H. Ludwig and Thomas P. O’Neill for three-year terms and Michael J. Dee for a two-year term. Each of the nominees are currently directors of the Company and the Bank. Under the Company’s Articles of Incorporation, directors are elected by a plurality of the votes cast at a meeting at which a quorum is present.

It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the board of directors may recommend or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why either nominee might be unavailable to serve.

The following table sets forth, for each nominee for director and continuing director of the Company, his or her age, the year he or she first became a director of the Bank, which is the Company’s principal operating subsidiary, and the expiration of his or her term as a director.

Name	Age at June 30, 2008	Year First Elected or Appointed as Director of The Patapsco Bank	Year First Elected or Appointed as Director of Patapsco Bancorp	Current Term to Expire
	BOARD NOMINEES FOR TERMS TO EXPIRE IN 2011

Douglas H. Ludwig	70	1992	1995	2008
Thomas P. O’Neill	55	1995	1995	2008

	BOARD NOMINEE FOR TERM TO EXPIRE IN 2010

Michael J. Dee	48	2008	2008	2008

	DIRECTORS CONTINUING IN OFFICE

Nicole N. Glaeser	50	1993	1995	2009
J. Thomas Hoffman	60	2000	2000	2009
William R. Waters	65	1999	1999	2010
Gary R. Bozel	50	2000	2000	2010

Set forth below is information concerning the Company’s directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

Douglas H. Ludwig served as a teacher, counselor and principal in the high schools of the southeast area of the Baltimore County Public Schools until his retirement in 1992. Mr. Ludwig has been active in many community organizations during his 49 years of residence in Dundalk, Maryland.

Thomas P. O’Neill was named Chairman of the Board of Directors of the Company and the Bank in August 1999 and has been a director since 1995. He is a managing director of RSM McGladrey, Inc. Formerly, he was the managing partner of the regional accounting firm of Wolpoff & Company LLP (“Wolpoff”), which merged with American Express Tax and Business Services in 1998. He joined Wolpoff as a staff accountant in 1974 and became a partner in 1983. Mr. O’Neill is a member of the American Institute of Public Accountants and the Maryland Association of Certified Public Accountants. He has served on the boards of many charitable and civic groups.

Michael J. Dee was appointed President and Chief Executive Officer of the Company and the Bank in October 2006. He Joined the Company in May 1999 as its Chief Financial Officer and controller. From September 1997 to May 1999, Mr. Dee was Vice President of Management Accounting for Sandy Spring National Bank of Maryland. From May 1995 to October 1997, Mr. Dee was the Manager of Financial Planning and Analysis with United Press International in Washington, DC. From December 1989 to March 1995, Mr. Dee was employed by The Bank of Baltimore and its successors, First Fidelity Bank, N.A. and First Union Bank, in a variety of financial positions. Mr. Dee is a Certified Management Account (“CMA”).

Nicole N. Glaeser is Budget Director for the Baltimore County Policy Department, a position she has held since 1988. One a part-time basis, Ms. Glaeser is a practicing attorney and is also a Certified Public Accountant.

J. Thomas Hoffman is a self-employed financial consultant in Towson, Maryland. Mr. Hoffman is also a registered representative with Signator Investors, Inc. He served as Secretary of the board of directors of Northfield Federal Savings Bank from 1983 to 1998. He also served as Secretary for Northfield Bancorp, Inc. from 1998 to 2000. He is a member of the Towson Business Association, Building Congress and Exchange and the American Subcontractors Association where he sits on the board. He is a member of various trade organizations associated with his profession.

William R. Waters is the President and owner of Bel Air Medicine Inc., which trades as The Medicine Shoppe, and, until January 2004, was the owner of Bel Air Pontiac in Bel Air, Maryland. He is a member of the advisory board of Donahue-Hart and Associates, an insurance and financial services company located in Bel Air, Maryland. He was formerly a member of the Board of Directors of The Patapsco Bank’s predecessor organization, Patapsco Federal Savings and Loan Association, from 1984 to 1994.

Gary R. Bozel is the managing principal of Gary R. Bozel & Associates P.A., a certified public accounting firm in Towson, Maryland. Mr. Bozel served as the Chairman of the Board of Northfield Bancorp, Inc. from March 1998 to November 2000 and as the Chairman of the Board of Northfield Federal Savings Bank from 1996 to November 2000. He also served as the President of Northfield Federal Savings Bank from 1993 to 1996. Mr. Bozel is a member of the board of directors and finance committee of the Towson Golf and Country Club.

Executive Officers Who Are Not Directors

The following sets forth information with respect to executive officers of the Bank who do not serve on the Board of Directors.

Name	Age at June 30, 2008	Title
Frank J. Duchacek, Jr.	64	Senior Vice President – Operations of the Bank

Laurence S. Mitchell	61	Senior Vice President – Lending of the Bank

William C. Wiedel, Jr.	49	Senior Vice President and Chief Financial Officer of the Company and the Bank

Frank J. Duchacek, Jr. is a Senior Vice President who joined the Company in February 1996 as its Vice President of Commercial Lending. Prior to that time, Mr. Duchacek was a credit underwriter and business development officer for First Union Bank, successor of First Fidelity Bank, N.A. From 1989 to 1993, Mr. Duchacek was a department manager for commercial lending at Provident Bank of Maryland. During the preceding 28 years, Mr. Duchacek occupied various lending and management positions with Union Trust Bank and its successor, Signet Bank, Maryland. Mr. Duchacek is a Director of Maryland Bank Services and served as a member of the Maryland Home Improvement Commission. He is active with the American Cancer Society - Relay for Life, St. John’s Episcopal Church in Kingsville, Maryland and St. John’s Chapel, Cornersville, Maryland.

Laurence S. Mitchell is a Senior Vice President who joined the Bank in November of 1999 as a commercial lending officer. Prior to joining Patapsco, Mr. Mitchell held positions in various banks relating to commercial lending and business development. He is an active member of the Harford County Chamber of Commerce, a Board member of the Baltimore County Chamber of Commerce, a member of the Leadership and Development Committee of the Maryland Bankers Association and an instructor for the Center for Financial Training Mid-Atlantic, formerly known as the American Institute of Banking. Formerly, Mr. Mitchell was a member of the Town of Bel Air Economic and Community Development Commission.

William C. Wiedel, Jr. was appointed Senior Vice President and Chief Financial Officer of the Company and the Bank in March 2008. From April 1986 to March 2008, Mr. Wiedel was employed by Provident Bank where he held a variety of financial positions. From January 2001 to March 2008, Mr. Wiedel was Senior Vice President of Financial Planning and Analysis. From January 1993 to December 2000, Mr. Wiedel was Chief Financial Officer of Provident Mortgage Corp., a wholly owned subsidiary of Provident Bank. From April 1986 to January 1993, Mr. Wiedel was Vice President and Assistant Controller of Provident Bank. From September 1981 to April 1986, Mr. Wiedel was employed by Ernst and Whinney (currently known as Ernst and Young), advancing to the level of audit manager. Mr. Wiedel is a Certified Public Accountant (“CPA”). He is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics

The Company has adopted a written Code of Ethics that is designed to promote the highest standards of ethical conduct by its employees. The Code of Ethics requires that all the Company’s directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.

Meetings and Committees of the Board of Directors

General. The Company’s Board of Directors holds regular monthly meetings and special meetings as needed. During the year ended June 30, 2008, the Board of Directors of the Company met 16 times. No director of the Company attended fewer than 75% in the aggregate of the total number of Board meetings held while he or she was a member during the year ended June 30, 2008 and the total number of meetings held by committees on which he or she served during such fiscal year.

Audit Committee. The Company has a separately designated Audit Committee established in accordance with the Exchange Act. The Board of Directors’ Audit Committee consists of directors O’Neill, Bozel and Glaeser, who serves as Chairperson. All members of the Audit Committee are deemed to be independent under Nasdaq Stock Market listing standards. The Board of Directors has designated Directors O’Neill, Bozel and Glaeser as “audit committee financial experts” under the rules of the Securities and Exchange Commission. The Committee met six times during the year ended June 30, 2008 to examine and approve the audit report prepared by the Company’s independent registered public accounting firm, to review and retain the independent registered public accounting firm engaged by the Company, to review the internal accounting controls and to review and approve Patapsco Bancorp’s policies. The Audit Committee has adopted a written charter, a copy of which was attached as Exhibit A to the Company’s definitive Proxy Statement for the 2006 Annual Meeting of Stockholders.

Nominating Committee. Patapsco Bancorp’s full Board of Directors acts as a nominating committee. With the exception of Mr. Dee, all members of the Nominating Committee are deemed to be independent under Nasdaq Stock Market listing standards. The Board of Directors feels that having a separately designated nominating committee is not necessary given that all but one of the members of the Board are independent directors. The Company’s full Board of Directors met once as a Nominating Committee during the year ended June 30, 2008. The Board of Directors, acting as the Nominating Committee, nominates directors to be voted on at the Annual Meeting and recommends nominees to fill any vacancies on the Board of Directors. The Nominating Committee does not operate under a written charter. Information regarding the director nomination process appears in this proxy statement under the heading “Nominating Procedures” Below.

Compensation Committee. The Board of Directors’ Compensation Committee consists of directors Waters, O’Neill and Hoffman. The Compensation Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes and monitors and evaluates employee performance. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation of directors and executive officers other than himself, but final compensation decisions are made by the Board of Directors based on the recommendation of the Compensation Committee. The Compensation Committee does not operate under a written charter. The Compensation Committee met four times during the year ended June 30, 2008.

NOMINATING PROCEDURES

General

It is the policy of the full Board of Directors of the Company, acting as a Nominating Committee, to consider director candidates recommended by stockholders who appear qualified to serve on the Board of Directors. The Board of Directors may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Board of Directors does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Board of Directors resources, the Board of Directors will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to Be Followed by Stockholders

To submit a recommendation of a director candidate to the Board of Directors, a stockholder should submit the following information in writing, addressed to Thomas P. O’Neill, the Chairman of the Board of Directors, Patapsco Bancorp, Inc., 1301 Merritt Boulevard, Dundalk, Maryland 21222-2194:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as he or she appears on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address, along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Stockholders, the Board of Directors must receive the recommendation at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting, advanced by one year.

Minimum Qualifications

The Board of Directors has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet any qualification requirements set forth in the Company’s governing and Board of Directors or committee governing documents.

The Board of Directors will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Board of Directors deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, before nominating an existing director for re-election to the Board of Directors, the Board of Directors will consider and review an existing director’s Board and committee attendance and performance; length of Board of Directors service; experience, skills and contributions that the existing Director brings to the Board of Directors; and independence.

Process for Identifying and Evaluating Nominees

The process that the Board of Directors follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Board of Directors relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the Company’s local communities. The Board of Directors will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating Committee has not used an independent search firm in identifying nominees.

Evaluation. In evaluating potential candidates, the board of directors determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Board of Directors will conduct a check of the individual’s background and interview the candidate.

BOARD OF DIRECTORS POLICIES REGARDING COMMUNICATIONS WITH THE

BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the board of directors should send any communication to Douglas H. Ludwig, Secretary, Patapsco Bancorp, Inc., 1301 Merritt Boulevard, Dundalk, Maryland 21222-2194. All communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees are to be presented to the Board of Directors no later than its next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the committees of the Board of Directors are also to be forwarded to the Chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board of Director’s responsibilities, such as customer complaints, are to be sent to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.

Directors are expected to prepare themselves for and to attend all Board of Directors meetings, the Annual Meeting of Stockholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All of Patapsco Bancorp’s directors attended the 2007 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

The following table sets forth the compensation received by nonemployee directors for their service on the Boards of Directors of Patapsco Bancorp and The Patapsco Bank during fiscal 2008.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas P. O’Neill	$29,750	—	$5,040	$34,790

Nicole N. Glaeser	25,050	—	—	25,050

Douglas H. Ludwig	20,200	—	—	20,200

William R. Waters	18,050	—	3,850	21,900

Gary R. Bozel	20,900	—	—	20,900

J. Thomas Hoffman	20,900	—	—	20,900

(1)	Includes $7,700 and $10,950 in fees earned by Directors Bozel and Hoffman, respectively, the receipt of which they deferred under the Patapsco Bancorp 2004 Stock Option and Incentive Plan. Such amounts will be settled upon termination of service with 449 and 559 shares of Common Stock for Directors Bozel and Hoffman, respectively.
(2)	As of June 30, 2008, the Company’s directors had options to purchase shares of Common Stock as follows: Mr. O’Neill – no options; Ms. Glaeser – 2,796 options; Mr. Ludwig – 2,796 options; Mr. Waters – no options; Mr. Bozel – no options; and Mr. Hoffman – no options.
(3)	Represents the value of Common Stock awarded to directors in lieu of fees. Such amounts consists of 222 and 169 shares of Common Stock awarded to Directors O’Neill and Waters, respectively. The number of shares awarded was equal to the fees foregone divided by the closing price for the Common Stock on the date the fees were earned.
(4)	Amounts represent the portions of the annual retainer that were paid in common stock.

Each nonemployee member of the Company’s Board of Directors received a fee of $450 for each regular and special meeting attended of the Company’s Board of Directors and $200 for each meeting attended of a committee of either the Company’s or the Bank’s Board of Directors. Effective July 1, 2008, the fee for attending a committee meeting was increased to $250 per meeting. The Chairman of the Board of Directors receives an additional $550 per month. No fees are paid for attendance at meetings of the Bank’s Board of Directors. In addition, directors of the Company and the Bank are paid an annual retainer based on years of service as directors. The annual retainer is $7,000 for 0-5 years of service as a director, $7,700 for 6-10 years of service, $8,400 for 11-15 years of services and $9,100 for 16 or more years of service. The Chairman of the Board of Directors receives a retainer that is 20% higher than the retainer he would otherwise receive based on years of service.

Nonemployee directors also participate in Patapsco Bancorp’s 1996 Stock Option and Incentive Plan (“Option Plan”) and Patapsco Bancorp’s 2004 Stock Option and Incentive Plan (the “2004 Plan”). During the year ended June 30, 2008, no director received any awards under the Option Plan. Pursuant to the 2004 Plan, directors are permitted to elect to receive shares of Common Stock in lieu of some or all of their cash Board of Directors fees, with the value of the shares received equal to the fees that otherwise would have been received. Directors may elect to receive their shares quarterly or to defer receipt of the shares until after termination of service as a director. During the year ended June 30, 2008, Directors Gary R. Bozel and J. Thomas Hoffman were credited with 449 and 559 shares, respectively, of Common Stock in lieu of cash Board of Directors fees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid by the Company to the Chief Executive Officer and the two most highly compensated executive officers other than the Chief Executive Officer who received compensation totaling $100,000 or more during the year ended June 30, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)(3)	Total ($)

Michael J. Dee President and Chief Executive	2008	$164,138	$10,938	$—	$14,090	$189,166
	2007	136,215	26,625	34,728	9,011	206,579

Laurence S. Mitchell Senior Vice President - Lending	2008	118,547	5,000	17,521	9,433	150,501
	2007	109,990	30,822	9,797	8,188	158,798

Frank J. Duchacek, Jr. Senior Vice President - Operations	2008	101,361	4,000	6,096	8,318	119,775
	2007	100,232	25,500	3,132	9,043	137,907

(1)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R). Amounts are calculated using the closing stock price of each award on the date of grant. When shares become vested the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereon. For fiscal 2008, accumulated cash dividends equaled $1,029 and $329 for Messrs. Mitchell and Duchacek, respectively.
(2)	Does not include the aggregate amount of perquisites and other benefits, which was less than $10,000.
(3)	For fiscal year 2008, consists of $12,475, $9,433 and $8,318 of matching contributions under the Bank’s 401(k) plan for the benefit of Messrs. Dee, Mitchell and Duchacek, respectively and $1,615 in a car allowance for Mr. Dee.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock awards that have not vested and equity incentive plan awards for each named executive officer outstanding as of June 30, 2008.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Michael J. Dee	6,393	$6.29	8/3/2011	—	$—
Laurence S. Mitchell	833	6.29	8/3/2011	3,675	26,460
Frank J. Duchacek	—	—	—	1,175	8,460

(1)	With respect to Mr. Mitchell, 318 shares vest on November 6, 2008 and 3,357 shares vest on November 6, 2009. With respect to Mr. Duchacek, 318 shares vest on November 6, 2008 and 857 shares vest on November 6, 2009.
(2)	Based upon the Company’s closing stock price of $7.20 on June 30, 2008.

Employment Agreement

On May 13, 2008, the Bank entered into a three-year term employment agreement with Michael J. Dee, its President and Chief Executive Officer. The term of the agreement will automatically extend for an additional day each day so that the term always remains 36 months so long as Mr. Dee is elected as President and Chief Executive Officer of the Bank as of the date of the meeting of the stockholders of the Company. The initial annual base salary under the employment agreement is $175,000. The employment agreement also provide for participation in employee benefit plans and programs maintained by the Bank for the benefit of its employees, including discretionary bonuses, participation in medical, dental, disability and life insurance programs, retirement plans and certain fringe benefits described in the agreement, as well as a car allowance for Mr. Dee.

Pursuant to the employment agreement, upon termination of Mr. Dee’s employment for just cause (as defined in the agreement), he will receive no further compensation or benefits. If the Bank terminates Mr. Dee’s employment for a reason other than just cause, or if, upon proper notice, Mr. Dee resigns after the occurrence of specified circumstances that constitute constructive termination, Mr. Dee will receive a severance benefit equal to the sum of (i) the base salary that would have been paid to Mr. Dee for the remaining term of the agreement plus (ii) an additional 12 month’s base salary plus (iii) the value of the cost of obtaining all life, health, disability and other benefits that would have been available to Mr. Dee for the remaining term of the agreement. The Bank will make this payment to Mr. Dee in a lump sum within 10 days of his termination of employment. Under the agreement, grounds for constructive discharge include a relocation by more than 15 miles, a material reduction in his base compensation, a failure on the part of the Bank to provide Mr. Dee with substantially similar compensation and benefits, an assignment of materially different duties and responsibilities, a failure to re-elect Mr. Dee to the board of directors of the Bank (if he is serving on the board of directors at that time), and a material diminution in his responsibilities or authority.

Under the agreement, if Mr. Dee’s employment with the Bank is terminated without his consent and not for just cause in connection with or within 12 months after a change in control (as defined in the agreement), the Bank will pay Mr. Dee a severance payment equal to the difference between (i) the product of 2.99 times his base amount (as defined under Section 280G of the Code) and (ii) the value of all parachute payments (as determined under Section 280G of the Code) received by him. The Bank will make the same severance payment to Mr. Dee if, upon giving proper notice, he voluntarily terminates his employment with the Bank within 12 months of a change in control for reasons specified in the agreement that constitute a constructive discharge. Section 280G of the Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes. Mr. Dee’s employment agreement limits payments made to him in connection with a change in control to an amount that will not exceed the limits imposed by Section 280G of the Code.

Severance Agreements

The Bank has entered into Amended and Restated Severance Agreements (the “Severance Agreements”) with Officers Mitchell and Duchacek (collectively, the “Employees”) that have terms ending on the earlier of (a) 24 months after their most recent effective or renewal date, and (b) the date on which the Employee terminates employment with the Bank. On each annual anniversary date from the date of commencement of the Severance Agreements, the term of the Severance Agreements may be extended for additional one-year periods beyond the then effective expiration date, provided that the Employee is elected an officer of the Bank at a meeting of the Bank’s Board of Directors held on the date of the Company’s annual meeting of stockholders called for the purpose of electing the officer position which the Employee holds. An Employee becomes entitled to collect severance benefits under the Severance Agreement in the event of the Employee’s (a) voluntary termination of employment (i) within 24 months following a change of control, or (ii) within 90 days following the occurrence of certain specified events that generally reduce the employee’s compensation or responsibilities, or (b) involuntary termination of employment for any reason other than for cause in connection with or within 24 months of any change in control of the Company and the Bank.

In the event an Employee becomes entitled to receive severance benefits, the Employee will be paid an amount equal to his base salary and bonus paid in the prior calendar year, but in no event greater than the difference between (i) the product of 2.99 times each Employee’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined in Section 280G(b)(2) of the Internal Revenue Code) that the Employee receives on account of the change in control. The Severance Agreements provide that any sum owed to the Employee shall be paid in one lump sum within ten days of such termination.

TRANSACTIONS WITH MANAGEMENT

The Bank offers loans to its directors and officers. Under current law, the Bank’s loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Board of Directors. All loans made by the Bank to its directors and executive officers and members of their immediate families were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Board of Directors. At June 30, 2008, the Bank’s loans to directors and executive officers totaled $323,000, or 1.67%, of stockholders’ equity.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of the Record Date, the beneficial ownership of the Company’s common stock by each of the Company’s directors, nominees for directors, the Company’s named executive officers and by all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Shares of Common Stock Outstanding (2)
Gary R. Bozel	52,872		2.85%
Michael J. Dee	41,560		2.22
Nicole N. Glaeser	22,032		1.18
J. Thomas Hoffman	26,222	(3)	1.41
Douglas H. Ludwig	18,985	(4)	1.02
Thomas P. O’Neill	47,841		2.57
William R. Waters	18,419	(5)	*
Laurence S. Mitchell	11,786		*
Frank J. Duchacek, Jr.	42,496		2.28

All executive officers and directors as a group (10 persons)	284,313		15.17

*	Less than 1.0%.
(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Unless otherwise noted, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. Amounts shown include 6,393, 700, 2,796, 833 and 2,796 shares which may be acquired by Messrs. Dee, Hoffman, Ludwig and Mitchell and Ms. Glaeser and by all directors and executive officers of the Company as a group, respectively, upon the exercise of options exercisable within 60 days of the Record Date.
(2)	Based on 1,878,458 shares of Company common stock outstanding and entitled to vote as of September 26, 2008, plus the number of shares that each person or the group may acquire within 60 days by exercising stock options.
(3)	Includes 2,163 shares owned by Mr. Hoffman’s spouse.
(4)	Includes 1,392 shares held by Mr. Ludwig’s spouse’s IRA.
(5)	Includes 2,994 shares owned by Mr. Waters’ spouse.

AUDIT COMMITTEE REPORT

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (Communication With Those Charged With Governance), including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF PATAPSCO BANCORP, INC.

Nicole N. Glaeser, Chairperson

Gary R. Bozel

Thomas P. O’Neill

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Beard Miller Company LLP served as the Company’s independent registered public accounting firm for the 2008 fiscal year, and the Audit Committee of the Board of Directors has renewed the Company’s arrangements with Beard Miller to be the Company’s independent registered public accounting firm for the 2009 fiscal year. A representative of Beard Miller will be present at the meeting to respond to stockholders’ questions and will have an opportunity to make a statement if he or she so desires.

Audit and Other Fees Paid to Independent Registered Public Accounting Firm

For the years ended June 30, 2008 and 2007, the Company was billed by Beard Miller for fees aggregating $146,254 and $89,415, respectively. Such fees were comprised of the following:

Audit Fees. The aggregate fees billed for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB were $73,790 and $65,490 for the fiscal years ended June 30, 2008 and 2007, respectively.

Audit-Related Fees. There were $62,500 and $12,000 of fees billed for audit-related services for the fiscal years ended June 30, 2008 and 2007, respectively.

Tax Fees. The aggregate fees billed for tax services for the fiscal years ended June 30, 2008 and 2007 were $9,969 and $11,925, respectively. For the fiscal years ended June 30, 2008 and 2007, these fees related to the preparation of federal and state income tax returns.

All Other Fees. No fees were billed by the Company’s independent registered public accounting firm for services not included above for the fiscal years ended June 30, 2008 and 2007.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee does not have a policy for the pre-approval of non-audit services to be provided by the Company’s independent registered public accounting firm. Any such services would be considered on a case-by-case basis. All non-audit services provided by the independent registered public accounting firm in fiscal years 2008 and 2007 were preapproved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated under the Exchange Act, the Company’s officers, directors and persons who own more than 10% of the outstanding Common Stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in such Common Stock (collectively, “Reports”), and to furnish the Company with copies of all such Reports. Based solely on its review of the copies of such Reports or written representations that no such Reports were necessary that Patapsco Bancorp received during the past fiscal year or with respect to the last fiscal year, management believes that during the fiscal year ended June 30, 2008, all of the Reporting Persons complied with these reporting requirements, except that directors William R. Waters and Thomas P. O’Neill each filed one late Form 4 reporting one late transaction

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2008 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation materials or as having been incorporated herein by reference

STOCKHOLDER PROPOSALS

Under the Company’s Articles of Incorporation, stockholder proposals must be submitted in writing to the Secretary of the Company at the address stated later in this paragraph no less than 30 days nor more than 60 days prior to the date of such meeting; provided, however, that if less than 40 days’ notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company’s Secretary no later than October 16, 2008. In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office at 1301 Merritt Boulevard, Dundalk, Maryland 21222-2194, no later than June 8, 2009. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Douglas H. Ludwig
DOUGLAS H. LUDWIG
Secretary

Dundalk, Maryland

October 6, 2008

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2008 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY OF PATAPSCO BANCORP, INC., 1301 MERRITT BOULEVARD, DUNDALK, MARYLAND 21222-2194.

REVOCABLE PROXY

PATAPSCO BANCORP, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE			Vote For	Vote Withheld	For all Except

ANNUAL MEETING OF STOCKHOLDERS November 6, 2008		1.	The election as directors of all nominees listed below (except as marked to the contrary below).

The undersigned hereby appoints Gary R. Bozel, Nicole N. Glaeser and J. Thomas Hoffman with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of Patapsco Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the office of The Patapsco Bank, located at 1301 Merritt Boulevard, Dundalk, Maryland 21222, on Thursday, November 6, at 5:00 p.m., local time, and at any and all adjournments thereof, as follows.			For a three-year term: Douglas H. Ludwig Thomas P. O’Neill For a two-year term: Michael J. Dee

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

The Board of Directors recommends a vote “FOR” the listed nominees.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage-prepaid envelope provided.

PATAPSCO BANCORP, INC.

Dundalk, Maryland

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Please sign exactly as your name appears on the envelope in which this form of proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Annual Meeting, a Proxy Statement dated October 6, 2008 and an Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.